EXHIBIT 3(i)(4)

                              CERTIFICATE OF MERGER

                                       OF

                       FAMOUS FIXINS HOLDING COMPANY, INC.
                            (a New York corporation)

                                      AND

                              FAMOUS FIXINS, INC.
                             (a Nevada corporation)

                                      INTO

                       FAMOUS FIXINS HOLDING COMPANY, INC.
                           (a New York corporation)

               UNDER SECTION 904 OF THE BUSINESS CORPORATION LAW


      We, the undersigned, Jason Bauer and Peter Zorich, being respectively the Chairman of the Board and the Secretary of FAMOUS FIXINS HOLDING COMPANY, INC., a New York corporation, and Jason Bauer and Peter Zorich, being respectively the Chairman of the Board and the Secretary of FAMOUS FIXINS, INC., a Nevada corporation, hereby certify:

      1.    The name of each constituent corporation is as follows:

            FAMOUS FIXINS HOLDING COMPANY, INC., a New York Corporation, and FAMOUS FIXINS, INC., a Nevada corporation.

            The name under which FAMOUS FIXINS, INC. was formed is Spectrum Resources, Inc.

      2. The name of the surviving corporation is FAMOUS FIXINS HOLDING COMPANY, INC.

      3. As to FAMOUS FIXINS HOLDING COMPANY, INC., the designation and number of outstanding shares of each class and series is: common stock, par value $.001 per share, of which 1 share is outstanding. The classes and series entitled to vote is: common stock, par value $.001 per share.

            As to FAMOUS FIXINS, INC., the designation and number of outstanding shares of each class and series is: common stock, par value $.001 per share, of which 6,633,891 shares are outstanding. The classes and series entitled to vote is: common stock, par value $.001 per share.

      4. The certificate of incorporation of FAMOUS FIXINS HOLDING COMPANY, INC. was filed with the Department of State of the State of New York is the 19th day of June, 1998.

      5. The jurisdiction of incorporation of FAMOUS FIXINS, INC., formerly known as Spectrum Resources, Inc., is Nevada.

      6. The date of incorporation of FAMOUS FIXINS, INC., formerly known as Spectrum Resources, Inc., is the 27th day of July, 1995.

      7. No application by FAMOUS FIXINS, INC. for authority to do business in the State of New York was filed by the Department of State.

      8. The merger was authorized with respect to FAMOUS FIXINS HOLDING COMPANY, INC. in the following manner: A plan of merger was adopted by the board of directors of FAMOUS FIXINS HOLDING COMPANY, INC. without a meeting by the consent in writing of all the members of the board to the adoption of a resolution authorizing adoption of the plan. The resolution and written consents thereto by the board numbers were filed with the minutes of the proceedings of the board. The board thereupon submitted the plan to a vote of shareholders. Notice of meeting was given to each shareholder of record as of August 21, 1998, a record date fixed pursuant to section 604 of the Business Corporation Law, whether or not entitled to vote. A copy of the plan of merger accompanied the notice. The plan was adopted at a meeting of shareholders by vote of the holders of two thirds of all outstanding shares entitled to vote thereon.

      9. FAMOUS FIXINS, INC., the constituent foreign corporation, has complied with the applicable provisions of the laws of the State of Nevada under which FAMOUS FIXINS, INC. is incorporated and the merger is permitted under such laws. The manner in which the merger was authorized in respect to FAMOUS FIXINS, INC. was by the unanimous written consent of the Board of Directors and the approval of the majority of the votes of its shareholders.

      IN WITNESS WHEREOF, we have signed this certificate on the 3rd day of September, 1998 and we affirm the statements contained therein as true under penalties of perjury.


                        FAMOUS FIXINS HOLDING COMPANY, INC.
                        (a New York corporation)


                        By:  /s/ Jason Bauer
                           --------------------------------
                              Jason Bauer
                              Chairman of the Board

                        By:  /s/ Peter Zorich
                           --------------------------------
                              Peter Zorich
                              Secretary


                        FAMOUS FIXINS, INC.
                        (a Nevada corporation)


                        By:  /s/ Jason Bauer
                           --------------------------------
                              Jason Bauer
                              Chairman of the Board

                        By:  /s/ Peter Zorich
                           --------------------------------
                              Peter Zorich
                              Secretary